SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             LaserSight Incorporated
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid: ..............................................
      2)  Form, Schedule or Registration Statement No.: ........................
      3)  Filing Party: ........................................................
      4)  Date Filed:

                             LaserSight Incorporated

                          Supplement dated May 28, 1998
                                       to
                       Proxy Statement dated May 28, 1998


      This supplement provides certain information that was inadvertently omitted from the Proxy Statement under the caption "Performance Information" on Page 9:

Performance Information

         The following graph compares the performance of the Company's cumulative stockholder return at December 31 of each year between 1992 and 1997 with stockholder returns on (i) the Nasdaq Non-Financial Composite Index and
(ii) the Nasdaq National Market Composite Index. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1992 and that all dividends, if any, were reinvested.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             Base
                             Point     Return      Return     Return      Return     Return
Company/Index Name           1992       1993        1994       1995        1996       1997
------------------           ----       ----        ----       ----        ----       ----

LASERSIGHT INCORPORATED       100        143         225        239         118         50

NASDAQ NON-FINANCIAL          100        115         111        155         188        221

NASDAQ NATIONAL MARKET        100        115         112        159         195        240


                                URGENT ** URGENT


    DUE TO LASERSIGHT INCORPORATED'S ANNUAL MEETING DATE OF JUNE 12, 1998, WE
                        APPRECIATE YOUR PROMPT RESPONSE.

                              YOUR VOTE REQUESTED.

                                   THANK YOU.